Exhibit 4(b)(3)

FORM OF SUPPLEMENTAL INDENTURE
(Senior Debt Securities)

PUBLIC SERVICE COMPANY
OF COLORADO

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

SUPPLEMENTAL INDENTURE

Dated as of                     , 20

Supplementing the Indenture
dated as of July 1, 1999

Establishing the Securities of Series
designated          % Senior Notes due               20

THIS           SUPPLEMENTAL INDENTURE, dated as of                   , 20    , is between PUBLIC SERVICE COMPANY OF COLORADO, a Colorado corporation (hereinafter called the “Issuer” or the “Company”), having its principal office at 1800 Larimer Street, Denver, Colorado 80202, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (hereinafter called the “Trustee”), having its principal corporate trust office at 700 South Flower Street, Suite 500, Los Angeles, California 90017.

Recitals of the Issuer

The Issuer has heretofore executed and delivered an Indenture, dated as of July 1, 1999 (the “Original Indenture”, the Original Indenture, previously supplemented and as further supplemented by this supplemental indenture being hereinafter referred to as the “Indenture”), relating to the issuance at any time or from time to time of its Securities on terms to be specified at the time of issuance. Terms used and not otherwise defined herein shall (unless the context otherwise clearly requires) have the respective meanings given to them in the Original Indenture.

The Original Indenture provides in Article Three thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors or established in one or more indentures supplemental thereto.

The Issuer desires by this supplemental indenture, among other things, to establish the form of the Securities of a series, to be titled        % Series        Senior Notes due             20    of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 201, 301 and 901 of the Original Indenture.  The Issuer has duly authorized the execution and delivery of this supplemental indenture.

Article Nine of the Original Indenture provides that the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time amend the Indenture without the consent of Securityholders for certain purposes enumerated in Section 901 thereof, including the purposes set forth in subsection (7) of said Section 901.

The execution and delivery of this supplemental indenture by the parties hereto are in all respects authorized by the provisions of the Indenture.

All things necessary have been done to make this supplemental indenture a valid agreement of the Issuer, in accordance with its terms.

NOW, THEREFORE, THIS              SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, as follows:

ARTICLE I

Establishment of           % Series        Senior Notes due               20

Section 1.01.          The title of the series of the Securities established by this supplemental indenture shall be        % Series         Senior Notes due              20     of the Issuer (hereinafter called the “Series         Notes”).

Section 1.02.          The Series          Notes shall be limited to $                        in aggregate principal amount except as provided for in Section 1.19 of this Supplemental Indenture.

Section 1.03.          The Series        Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities.  The Depository for such Global Security or Global Securities representing Series         Notes may surrender one or more Global Securities representing Series       Notes in exchange in whole or in part for individual Series          Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of the Indenture.

Section 1.04.          The principal of the Series         Notes shall be payable on                     , 20     .

Section 1.05.          The Series        Notes shall bear interest at the rate of        % per annum and shall accrue from                 , 20    . The Interest Payment Dates shall be                    and                in each year, commencing                  , 20     . The Regular Record Dates in respect of such Interest Payment Dates shall be                          and                              in each year, respectively.

Section 1.06.          The Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A. shall be the place at which the principal of the Series         Notes shall be payable.  Any interest thereon shall be paid as specified in Section 307 of the Original Indenture.

Section 1.07.          [Interest Payment Deferral Provisions, if any.]

Section 1.08.          [Optional Redemption Provisions, if any.]

Section 1.09.          [Mandatory Redemption Provisions, if any.]

Section 1.10.          The Series        Notes shall be issued in denominations of $             and multiples of $            in excess thereof.

Section 1.11.          [Original Issue Discount Provisions, if any.]

Section 1.12.          [Additional Defaults, if any.]

Section 1.13.          Sections 1301 and 1302 of the Indenture shall be applicable to the Series          Notes.

Section 1.14.          [Currency, if other than U.S. Dollars.]

Section 1.15.          [Additional Covenants, if any.]

Section 1.16.          The Issuer hereby appoints, or confirms the appointment of, The Bank of New York Mellon Trust Company, N.A. as the initial Trustee, Securities Registrar and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents).

Section 1.17.          [Exceptions to Business Day Definition, if any.]

Section 1.18.          [Any Additional Terms.]

Section 1.19.          The Series          Notes may be reopened and additional Securities of Series          Notes may be issued in excess of the amount initially authenticated and delivered, provided that such additional Securities of Series        Notes will contain the same terms (including the stated maturity and interest rate) as the other Series          Notes.  Any such additional Securities of Series          Notes, together with the other Series         Notes, shall constitute a single series for purposes of the Indenture.

Section 1.20.          The Series         Notes shall be substantially in the form set forth in Exhibit A hereto, and shall have such further terms as are reflected in such form, subject to changes in the form thereof made by the Issuer and acceptable to the Trustee.

ARTICLE II

Miscellaneous

Section 2.01.          The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this supplemental indenture. The Indenture, as supplemented by this supplemental indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.02.          This supplemental indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.03.          If any provision of this supplemental indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

Section 2.04.          The Article headings herein are for convenience only and shall not affect the interpretation hereof.

3

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the           day of                     , 20     .

PUBLIC SERVICE COMPANY OF COLORADO

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.

By:
Authorized Signatory

4

EXHIBIT A

Form of          % Series          Senior Note due                   20

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF DTC, AS DEPOSITARY, OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED OR EXCHANGED, NOR MAY ANY PURPORTED TRANSFER BE REGISTERED, EXCEPT THIS SECURITY MAY BE TRANSFERRED IN WHOLE, AND APPROPRIATE REGISTRATION OF TRANSFER EFFECTED, IF SUCH TRANSFER IS BY CEDE & CO., AS NOMINEE FOR DTC (THE “DEPOSITARY”), TO THE DEPOSITARY, OR BY THE DEPOSITARY TO ANOTHER NOMINEE THEREOF, OR BY ANY NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE THEREOF.

PUBLIC SERVICE COMPANY OF COLORADO          % Series         Senior Note due              20

Interest Rate:

Interest Payment Dates:

Regular Record Dates:

Original Interest Accrual Date:

Stated Maturity:

Registered No.	Principal Amount

CUSIP	$

PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the “Company”, which term includes any successor corporation under the Indenture referred to below) promises to pay to                           or registered assigns the principal sum of                                                            Dollars on                         , 20      the Stated Maturity specified above.

1.	Interest.

The Company promises to pay interest on the principal amount hereof at the Interest Rate per annum shown above from the Original Interest Accrual Date specified above, or from the most recent Interest Payment Date to which interest has been paid, semiannually in arrears, on the Interest Payment Dates specified above, in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, until the principal hereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Company will pay interest so payable to the person who is the registered holder hereof at the close of business on the Regular Record Date for the next Interest Payment Date, except as otherwise provided in the Indenture and except that interest payable at Maturity will be paid to the person to whom principal is paid at Maturity. Payment of principal shall be made upon presentation hereof at the office of this Paying Agent. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to the holder’s registered address.

3.	Agents.

Initially, The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration, will act as Paying Agent, and Securities Registrar. The Company may change the Paying Agent to provide for more than one such agent. The Company may appoint one or more Security Registers. The Company or any Affiliate may act in any such capacity. The Trustee may appoint one or more Authenticating Agents to authenticate the Securities.

4.	Indenture.

The securities of this series (the “Securities”) have been issued under an Indenture dated as July 1, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” which term includes any successor trustee under the Indenture). The terms of the Securities include those stated in the Indenture and in the Supplemental Indenture creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Supplemental Indenture and the Act for a statement of such terms.

5.	Redemption.

[This Security is not redeemable prior to maturity.]

[This Security is subject to redemption upon not less than 30 days’ notice by first class mail, in whole or in part from time to time prior to the Stated Maturity on and after                      , 20 at the option of the Company at a redemption price equal to                           .  In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

6.	[Notice of Redemption.

Notice of redemption will be mailed at least 30 days before the redemption date to the holder hereof at his address appearing on the Security Register.

A notice of redemption shall provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.]

7.	Denominations, Transfer, Exchange.

The Securities of this series are in registered form without coupons in denominations of $              and multiples of $                 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture. The Securities Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Securities Registrar need not exchange or register the transfer of any Security of this series or portion thereof selected for redemption. Also, it need not exchange or register the transfer of any Security for a period of 15 days before a selection of Securities of this series to be redeemed.

8.	Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

9.	Amendments and Waivers.

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in outstanding principal amount of the Securities. Subject to certain exceptions, a default under the Indenture may be waived with the consent of the holders of a majority in outstanding principal amount of the Securities.

Without the consent of any Securityholder, the Indenture may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

10.	Restrictive Covenants.

The Securities of this series are unsecured general obligations of the Company and shall initially be authenticated and delivered in the aggregate principal amount of $                     .  The Securities of this series may be reopened and additional Securities of this series may be issued in accordance with the terms of the Indenture.  The Indenture does not limit other unsecured debt.

11.	Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

12.	Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Company at any time may terminate some or all of its obligations hereunder and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest hereon to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

13.	Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Securities may declare the principal of all such Securities to be due and payable immediately.  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest or any sinking fund installment) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

14.	Trustee Dealings with Company.

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.	Authentication.

This Security shall not be valid for any purpose and shall not be entitled to any benefit under the Indenture until authenticated by a manual signature of the Trustee or any Authenticating Agent.

17.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties) , JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, including the Supplemental Indenture which contains the text of this Security in larger type. Requests may be made to: Public Service Company of Colorado, 1800 Larimer Street, Suite 1100, Denver, Colorado, 80202 Attention: Corporate Secretary.

PUBLIC SERVICE COMPANY OF COLORADO

By:
Name:
Title:

[corporate seal]

Attest:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:
______________________________________
______________________________________

(Insert assignee’s social security or tax I.D. no.)
______________________________________
______________________________________
______________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)